WAKE COUNTY, NC 439 LAURA M RIDDICK REGISTER OF DEEDS PRESENTED & RECORDED ON 03/11/2005 AT 14:53:13

BOOK: 011259 PAGE: 81822 - 81828

Tax ID #0150575

Excise D

Prepared by Thomas B. Wood, Department of Transportation, Attorney General’s Office 1505 Mail Service Center, Raleigh, NC 27699-1505

STATE OF NORTH CAROLINA

COUNTY OF WAKE

THIS QUITCLAIM DEED executed this the 25th day of January 2005, by and between the Department of Transportation, (hereinafter known as the Department), and CAROLINA INVESTMENT PARTNERS, LTD, (hereinafter known as the GRANTEE);

WITNESSETH:

THAT WHEREAS, by Deed dated July 18, 1986, said Deed being recorded in Deed Book 3785 at Page 763 of the Wake County Registry, the Department of Transportation acquired a parcel of land from Walsmith Associates, a North Carolina general partnership, during the highway right of way acquisition for State Highway Project 8.1401501, the improvement of US 1, in Wake County; and

WHEREAS, the GRANTEE, has requested that the Department quitclaim to it a 1.99 acre tract being a portion of the above-mentioned acquisition; and

WHEREAS, the Department has determined that the approximately 1.99 acre area is no longer needed for highway purposes and can be considered surplus; and

WHEREAS, the Department, as part of the settlement of its highway Right of Way claim with the Grantee, has agreed to convey the 1.99 acre area to the Grantee as part of its consideration for said settlement; and

WHEREAS, by that resolution adopted the 2nd day of December, 2004, the Board of Transportation approved the conveyance of the approximately 1.99 acre tract to the GRANTEE for $10.00 (TEN DOLLARS) and other good and valuable consideration and authorized the Department to execute and deliver this instrument to the GRANTEE upon receipt of said sum;

mail to: Carolina Investment Partners

              4000 Blueridge Road St. 100

              Raleigh 27612

NOW, THEREFORE, for the receipt of the aforementioned consideration of $10.00 (TEN DOLLARS) and other good and valuable consideration, receipt of which is hereby acknowledged, the GRANTOR, does remise, release and forever quitclaim unto the said GRANTEE, its successors and assigns, all of its right, title, claim or interest in and to that 1.99 acre area lying and being in Wake County, North Carolina, and being described as follows:

Point of BEGINNING being the southwestern corner of the property of the Department of Transportation, formerly Walsmith Associates, a North Carolina general partnership, and being S 56-44-30 W, 160.69 meters from a point in the centerline of-CPRPB-, Sta 12+00; thence to a point on a bearing of N 46-20-30 E, a distance of 42.00 meters (137.8 feet); thence to a point on a bearing of N 46-20-30 E, a distance of 26.67 meters (87.5 feet); thence to a point on a bearing of N 48-53-30 E, a distance of 25.33 meters (83.1 feet) ; thence to a point on a bearing of N 48-53-30 E, a distance of 16.04 meters (52.6 feet); thence to a point on a bearing of N 33-30-30 E, a distance of 187.34 meters (614.6 feet; thence to a point on a bearing of N 03-25-30 E, a distance of 72.68 meters (238.5 feet); thence to a point on a bearing of S 27-16-30 E, a distance of 37.18 meters (122.0 feet; thence to a point on a bearing of S 28-17-00 E, a distance of 24.97 meters (81.9 feet), thence to a point on a bearing of S 27-53-30 E, a distance of 34.43 meters (112.9 feet); thence to a point on a bearing of S 45-09-00 W, a distance of 99.83 meters (327.5 feet; thence to a point on a bearing of S 43-04-30 W, a distance of 120.26 meters (394.6 feet); thence to a point on a bearing of N 45-18-30 W, a distance of 4.71 meters (15.4 feet); thence to a point on a bearing of S 44-51-30 W, a distance of 9.83 meters (32.3 feet); thence to a point on a bearing of S 44-55-30 E, a distance of 5.02 meters (16.5 feet) ; thence to a point on a bearing of S 43-04-30 W, a distance of 9.48 meters (31.1 feet); thence to a point on a bearing of S 56-00-00 W, a distance of 81.39 meters (267.0 feet); returning to the point and place of BEGINNING Having an area of 8027.03 Square Meters (86.401.9 Square Feet) being 0.80 Hectares (2.0 Acres)

The above-described area is subject to a Permanent Drainage Basement described as follows:

Point of BEGINNING being a point in the southeast line of the property of the Department of Transportation, formerly Walsmith Associates, a North Carolina general partnership, and lying and being S 59-26-30 W, 70.17 meters from a point in the centerline of-CPRP8-, Sta. 12+00; thence to a point on a bearing of N 44-55-30 W, a distance of 5.02 meters (16.5 feet); thence to a point on a bearing of N 44-51-30 E, a distance of 9.83 meters (32.3 feet); thence to a point on a bearing of S 45-18-30 E, a distance of 4.71 meters (15.4 feet); thence to a point on a bearing of S 43-04-30 W, a distance of 9.87 meters (32.4 feet); returning to the point and place of BEGINNING, Having an area of 47.90 Square Meters (515.5 Square Feet) being LESS THAN 1 Hectare (LESS THAN 1 Acre)

Main Parcel:

Having an area of 47.90 Square Meters (515.5 Square Feet) being LESS THAN 1 Hectare, (LESS THAN 1 Acre)

This description was taken from the Master Plans for State Highway Project 8.1401501, Wake County, and from a deed recorded on July 18,1986 in Deed Book 3785 at Page 763 of the Wake County Registry with both the aforesaid Master Plans and deed being on file in the Offices of the Department of Transportation in Raleigh, North Carolina.

This conveyance is made subject to any underground or above-ground utilities in existence at the time of the conveyance to Grantee. In the event the Grantee should desire such utilities to be relocated or removed, the costs for said relocation or removal shall be borne by the Grantee.

TO HAVE AND TO HOLD the above-described land and premises together with all privileges and appurtenances thereunto belonging to the said GRANTEE, its successors and assigns, free and discharged of all right and title and interest of Grantor or anybody claiming by or through it.

IN WITNESS WHEREOF, the Department of Transportation has hereunto set its hand and seal on the day and year first above written.

STATE OF NORTH CAROLINA DEPARTMENT OF TRANSPORTATION

By:	/s/ John B. Williamson, Jr.
JOHN B. WILLIAMSON, JR.
MANAGER OF RIGHT OF WAY

ATTEST:

/s/ Illegible
SECRETARY TO THE BOARD OF TRANSPORTATION AND CUSTODIAN OF THE SEAL OF THE DEPARTMENT OF TRANSPORTATION

[SEAL]

APPROVED AS TO FORM: ROY COOPER Attorney General

/s/ Thomas B. Wood
Thomas B. Wood
Assistant Attorney General

NORTH CAROLINA

WAKE COUNTY

This the 25th day of January, 2005, personally appeared before me, Joe G. Creech, Jr., a Notary Public of Johnston County and State, Tammy Denning, who being by me duly sworn, says that she knows the Seal of the Department of Transportation and is acquainted with John B. Williamson, Jr., who is Manager of Right-of-Way of the Division of Highways of said Department, and that she, the said Tammy Denning, is the Secretary to the Board of Transportation and Custodian of the Seal of the Department of Transportation, and saw said Manager of Right of Way sign the foregoing instrument, and that she, the said Secretary to the Board of Transportation and Custodian of the Seal of the Department of Transportation, affixed said seal to said instrument and signed her name in attestation of the execution thereof in the presence of said Manager of Right of Way.

WITNESS my hand and Notarial Seal, the 25th day of January, 2005.

/s/ Illegible
NOTARY PUBLIC

My Commission Expires:

September 8, 2007

[SEAL]